December 18, 2025
Dear Fellow Shareholders,
As we are now finalizing our pivot to meet larger demands and needs, and we are pleased to provide greater clarity on Nuvve’s path forward. This letter should be viewed as a continuation of the vision we have shared through our press releases and earnings calls over the past three quarters, now consolidated into a clear and cohesive strategy.
At its core, Nuvve exists to keep the cost of energy affordable and equitable for communities around the world while providing resiliency and reliability. We operate at the intersection of technology and infrastructure, managing and, in many cases, deploying critical electric-grid assets such as energy storage systems and microgrids. Our business model is designed for both sustainability and scale, targeting to generate deployment margins of approximately 15–25%, with higher margins on asset management. Importantly, asset-management revenues are recurring in nature and are generally supported by contracts with durations of eight to fifteen years.
Our current operations include Northern Europe, the United States, and Japan/South Korea regions where electrification and distributed energy resources are accelerating rapidly. While Nuvve’s technology foundation was originally built to deliver advanced grid services through the aggregation of electric vehicle batteries (vehicle-to-grid, or V2G), years of development have resulted in a sophisticated platform capable of managing highly distributed, dynamic, and unpredictable assets. We are now applying this expertise to stationary energy storage and microgrid solutions, where market adoption and near-term opportunities are significantly more mature.
Stationary battery management is not new to Nuvve. For example, over the past four years, Nuvve’s platform has been managing a 5 MWh battery system at the University of California, San Diego, participating in a variety of grid services. In Japan, we have successfully managed batteries in partnership with Toyota Tsusho Corp. and Chubu Electric. While we continue to support V2G using the same platform, our growth strategy is now firmly centered on energy storage and microgrids.
Our platform is built on three key technological pillars. First, a distributed asset-management system capable of coordinating a wide variety of grid-connected resources. Second, an agent-based AI framework that supports forecasting, optimization, diagnostics, and rapid product development across multiple asset classes. Third, in 2026, we plan to integrate blockchain capabilities to enable real-time smart contracts, enhanced monitoring, and seamless participation in energy markets, creating fully tokenized grid assets. The first step will consist in finalizing the blockchain we will use for such implementation. For the purpose of clarification, we don’t have any type of cryptocurrency on our balance sheet as of the date of this letter.
As we shift our emphasis from V2G toward stationary storage and microgrids, Nuvve is transitioning from being a leader in a market that has yet to fully develop to becoming a fast
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follower in a global market already experiencing strong growth. We believe this shift allows us to pursue near-term revenue opportunities while leveraging our proven technological strengths. While the competitive landscape includes large global players such as Schneider, Eaton, GE Vernova, and Siemens, Nuvve differentiates itself in several meaningful ways:
•We focus on small to mid-sized projects—ranging from tens of kilowatts up to 100 megawatts—segments often underserved by large incumbents.
•Our agile, AI-driven development processes, flexible system integration, and nimble supply chain enable cost-effective, locally optimized deployments.
•We maintain strong, on-the-ground relationships with key channel partners, enhancing execution speed and reliability.
Where appropriate, Nuvve also supports asset financing through special-purpose vehicles (SPVs). In these structures, we typically intend to hold a minority equity stake of approximately 30%, though in certain cases Nuvve may fully own an asset during its initial phase before bringing equity partners. This approach allows us to accelerate deployment by bringing financing directly to projects. By managing batteries at the substation level and deploying microgrids, we can also unlock value beyond the assets themselves—optimizing existing grid infrastructure such as wires and transformers and reducing the need for traditional utility capital expenditures.
To illustrate our progress, we highlight several recent examples. In Europe, we have announced three projects with a fully burdened deployment cost of approximately $3 million each. We expect average revenues of approximately $1 million per battery over the next twelve years, resulting in a projected payback period of three to four years, though market volatility may cause this to fluctuate between two and five years. In Japan, we observe similar returns, with slightly higher market values offset by higher implementation and interconnection costs. In the United States, our Battery-as-a-Service model—particularly targeted toward electric cooperatives—will allow us to contract revenues over the full life of the battery.
In summary, our business strategy is focused on faster-moving markets, this said, I believe 2026 will deliver top-line growth that will include recurring projects with new opportunities alongside large and well-established partners, short- and long-term projects that will enhance our unique product and service offerings. Moreover, we are being prudent in our financial decisions and commitments, all of which we believe will improve cash flow with an emphasis to reduce our reliance on equity financings. We believe Nuvve is well positioned to play a meaningful role in the global energy transition while maintaining an unwavering commitment to affordability, equity, and technological leadership.
Thank you for your continued support.
Sincerely,
/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
/s/ Jon Montgomery
Jon Montgomery
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Chairman of the Board

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This letter contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “aims,” “anticipates,” “plans,” “looking forward to,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “continue,” “seeks” or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning our plans, strategies, and prospects and, in this letter, include our statements about expectations as to our operations, plans to utilize cryptocurrencies and blockchain in our operations, and our V2G operations, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). All forward-looking statements contained in this letter speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Nuvve does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise except as required by law.

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